                                                           Exhibit No. EX-99.p.1

                        WEALTH MANAGEMENT CODE OF ETHICS

                                       OF

                      GENWORTH FINANCIAL WEALTH MANAGEMENT

                  ALL MUTUAL FUND FAMILIES LISTED IN EXHIBIT A

                        GENWORTH FINANCIAL TRUST COMPANY

                          CAPITAL BROKERAGE CORPORATION

Part I.           Policy on Personal Investing

I.       Introduction

     The mutual fund families listed on Exhibit A  (collectively,  the "Trusts")
are investment companies registered under the Investment Company Act of 1940, as amended  ("1940  Act").  Genworth  Financial  Wealth  Management  ("GFWM" or the
"Adviser") is a registered  investment  adviser  registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"),  and provides  investment advisory  services to various  client  accounts,  including the Trusts.  Capital
Brokerage Corporation ("CBC") acts as the underwriter/distributor of mutual fund shares within the Trusts. Genworth Financial Trust Company ("GFTC") provides its custodial services exclusively to GFWM clients.

     This Wealth  Management Code of Ethics (the "Code") applies to GFWM,  GFTC, the directors and officers of CBC  (together,  the "Genworth  Companies) and the
Trusts and is divided  into four parts.  Part I contains  the Policy on Personal
Investing;  Part II contains the Policy  Prohibiting  Insider Trading;  Part III
contains  the  Gift  and  Entertainment   Policy;   and  Part  IV  contains  the
Ombudsperson Procedures.

     The Code covers all employees of the Genworth  Companies,  the Trusts,  and directors and officers of CBC. The Code includes  standards of business  conduct with which the  Genworth  Companies'  employees  are  required  to  comply,  and reflects the  Genworth  Companies'  fiduciary  duties to the Trusts and Genworth
Companies'  clients.  The Code requires  compliance with applicable U.S. federal securities laws and incorporates  procedures to implement such  compliance.  The responsibility  for maintenance  and enforcement of the Code lies  substantially with the Chief  Compliance  Officer  (as  defined in  Section  III below) of the
Genworth  Companies and the Trusts.  Any violations of the Code must be reported promptly to the Chief Compliance Officer.

     This Code is not intended to address  other  standards  of ethical  conduct which  may be  addressed  by Codes  of  Ethics  of  organizations  comprised  of professionals in a field, such as Chartered Financial Analysts. Where necessary, officers,  directors,  Access  Persons  (as  defined in  Section  III below) and
Supervised Persons (as defined in Section III below) covered by this Code should consider  requirements of such other  guidelines in addition to the requirements of this  Code.  Each  Supervised  Person  is  bound  by the  policies  and  core requirements of Integrity First,  Genworth Financial's corporate code of ethics.
Integrity  First defines the core ethical

principles  for  employees of Genworth  Financial,  including,  adherence to all applicable  laws and  regulations,  honesty  and  fairness in all  internal  and external  business  relationships  and avoidance of all conflicts of interest in work and personal affairs. Integrity First is herein incorporated by reference.

     To the extent that this Code imposes  obligations  on officers,  directors,
Access Persons and Supervised  Persons of the Genworth  Companies and the Trusts
in addition  to those  required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, it does so to promote best  practices.  In doing so, the
Genworth  Companies and the Trustees of the Trusts  recognize  that a failure to comply with any  non-mandatory  sections  herein  should not be  construed  as a violation of Rule 17j-1 or Rule 204A-1.

II.      Sanctions

     In response to a violation of any part of this Code, the Genworth Companies or the Boards of Trustees of the Trusts may impose such  sanctions  as they deem appropriate under the circumstances,  including, but not limited to, a letter of caution or  warning,  suspension  of  personal  trading  rights,  suspension  of employment (with or without compensation),  civil referral to the Securities and
Exchange Commission,  criminal referral or termination of employment.  Violators may be  required  to give up any  profit  or  other  benefit  realized  from any transaction in violation of this Code.

III.     Definitions

     This section defines the terms used throughout the first three parts of the
Code.  The  terms  defined  in this  section  do not  apply to the  Ombudsperson
Procedures  (Part IV). All defined terms will be presented in bold and should be referenced back to this section.

     o    Access  Person.  As used in the Code,  the term "Access  Person" shall mean any  Trustee,  director or officer (or other  person  occupying a similar  status  or  performing  similar  functions)  of the  Genworth
          Companies or the Trusts. It also includes any employee of the Genworth
          Companies or the Trusts and any other  person who provides  investment advice on behalf  of the  Genworth  Companies  and is  subject  to the supervision  of,  and is  under  common  control  with,  the  Genworth
          Companies.  A consultant or contingent  worker is considered an Access
          Person unless exempted by the Chief Compliance Officer.  Directors and officers  of CBC who are covered by the Code solely by virtue of their role at CBC are generally not considered Access Persons, provided they do not have access to  information  concerning the purchase or sale of
          Reportable Securities (as defined below) and are therefore exempt from the Access  Persons  reporting  requirements  of this  Code.  As well, independent  or  non-employee  directors  of GFTC  are not  considered
          Access  Persons  under the Code.  Should  any such  individual  obtain access to such information,  the Chief Compliance  Officer will inform such  individual  of  the  change  in his or  her  access  status  and
          reporting   requirements.   In  addition,  if  an  individual  obtains
          information  that may affect his or her  access  status,  he or she is encouraged  to  make  the  Chief  Compliance  Officer  aware  of this potential  change.  The Chief Compliance  Officer will maintain a list of all Access Persons.

          o    An Access Person is further defined as:

               o    Level 1 Access Person. An employee who may be in a position, through their daily activities, to receive advance notice of trades  placed in Managed  Accounts or  Reportable  Funds is considered  a Level 1 Access  Person.  All  employees in the
                    Portfolio  Services  Group,   Investment  Strategies  Group,
                    Investment Management Group,  Compliance Group, certain GFTC employees as determined by the Chief Compliance Officer, and members of the executive management team of GFWM are Level 1
                    Access Persons.

               o    Level 2 Access Person.  All other  employees not included in the aforementioned groups.

     o    Automatic Investment Plan. The term "Automatic  Investment Plan" means a program in which regular  periodic  purchases (or  withdrawals)  are made automatically in (or from) investment accounts in accordance with a  predetermined  schedule  and  allocation,  such as a 529  plan.  An
          Automatic Investment Plan includes a dividend reinvestment plan.

     o    Beneficial Ownership.  A person is normally regarded as the beneficial owner of securities  held in the name of his or her spouse,  relatives or  minor  children  living  in the same  household.  The  concept  of
          "Beneficial  Ownership"  also includes the accounts of another  person if, by reason of any contract, understanding,  relationship, agreement or other arrangement, an Access Person obtains benefits therefrom that are substantially equivalent to those of ownership.

     o    Chief Compliance  Officer.  The Chief Compliance Officer ("CCO") is an
          officer of the Genworth  Companies who is  specifically  designated by the Genworth Companies or an officer of the Trusts who is specifically designated  by the  Boards  of  Trustees  of  the  Trusts  to  perform functions pursuant to this Code.

     o    Independent  Trustee.  As  used in the  Code,  the  term  "Independent
          Trustee"  shall  mean  any  Trustee  of  the  Trusts  who  is  not  an
          "interested  person" of the Trust,  as defined in section  2(a)(19) of the 1940 Act.

     o    Federal  Securities  Laws.  As used in the  Code,  the  term  "Federal
          Securities  Laws" means the  Securities  Act of 1933,  as amended (the
          "1933 Act");  the  Securities  Exchange  Act of 1934,  as amended (the
          "1934 Act"); the Sarbanes-Oxley Act of 2002, as amended; the 1940 Act;
          the Advisers Act; Title V of the  Gramm-Leach-Bliley  Act, as amended;
          any rules adopted by the U.S.  Securities and Exchange Commission (the
          "SEC") under any of these statutes; the Bank

          Secrecy  Act as it  applies  to  investment  companies  and  investment advisers;  and  any  rules  adopted  thereunder  by  the  SEC  or  the
          Department of the Treasury.

     o    Initial Public  Offering.  The term "Initial Public Offering" means an offering of securities registered under 1933 Act, the issuer of which, immediately before the registration,  was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

     o    Limited Offering.  The term "Limited  Offering" means an offering that is exempt  from  registration  under the 1933 Act  pursuant to section
          4(2) or section  4(6) or pursuant  to Rule 504,  Rule 505 or Rule 506, thereunder.  Limited  Offerings may commonly be referred to as private placements.

     o    Managed Account. As used in the Code, the term "Managed Account" means any client  account  (other  than a  Reportable  Fund)  managed by the
          Investment  Management  Group or any outside  investment  adviser that
          GFWM employs to manage client accounts on its behalf.

     o    Reportable  Fund. As used in this Code, a "Reportable  Fund" means any of the Trusts listed in Exhibit A..

     o    Reportable  Security.  As  used  in the  Code,  the  term  "Reportable
          Security"  shall have the same meaning as the definition of "security"
          as set forth in section  2(a)(36) of the 1940 Act,  which includes the following: any note; stock; security future; bond; debenture; evidence of  indebtedness;  certificate  of  interest or  participation  in any
          profit-sharing      agreement;      collateral-trust      certificate;
          preorganization  certificate  or  subscription;   transferable  share;
          investment contract; voting-trust certificate;  certificate of deposit for a security;  fractional  undivided  interest in oil,  gas or other mineral rights;  any put, call,  straddle,  option or privilege on any security (including a certificate of deposit) or on any group or index of securities  (including  any interest  therein or based on the value thereof).  In addition,  shares of exchange-traded  funds ("ETFs") and closed-end funds are Reportable Securities.

               However,   the  term  "Reportable   Security"  differs  from  the
          definition  of  security  under  section  2(a)(36) in that it does not include:

               (a)  direct obligations of the U.S. government;

               (b)  bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    instruments (including repurchase agreements);

               (c)  securities issued by money market funds;

               (d)  shares of registered  open-end investment  companies,  other than the Reportable Funds or ETFs; or

               (e)  shares  issued by unit  investment  trusts that are invested exclusively  in one or  more  open-end  funds  that  are not
                    Reportable Funds.

     o    Security Held or to Be Acquired.  As used in the Code, a security that is "Held or to Be Acquired" means (1) any security  which,  within the most recent 15 days (a) is or has been held by the  Trusts,  or (b) is being  or has  been  considered  by the  Trusts  or the  Adviser  or a sub-adviser  to the Trusts for  purchase  by the  Trusts;  and (2) any option  to  purchase  or  sell,  and  any  security  convertible  into exchanged for, such a

     o    Security  Being  Considered for Purchase or Sale. A security is "Being
          Considered for Purchase or Sale" when a recommendation  to purchase or sell has been  made or  communicated  to the  person  responsible  for trading. This includes the Trusts' "buy" and "sell" orders.

     o    Supervised Person. As used in this Code, the term "Supervised  Person"
          means any Access Person and any other persons that the CCO may, in his or her  discretion,  deem to be subject to certain  provisions of this
          Code.

IV.      Standards of Business Conduct

     The  Code  reflects  the  requirements  of  the  Federal  Securities  Laws, including  Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.
Each Supervised  Person must adhere to the highest  standard of professional and ethical  conduct and should be sensitive to situations  that may give rise to an actual conflict or the appearance of a conflict with our clients' interests,  or have the potential to cause damage to the  reputation of the Genworth  Companies or the Trusts. To this end, each Supervised Person must act in an ethical manner and with integrity,  honesty and dignity.  Moreover, each Supervised Person must exercise reasonable care and professional  judgment to avoid engaging in actions that put the image of the Genworth  Companies or the Trusts or their reputations at risk.

     While it is not possible to anticipate all instances of potential  conflict or  unprofessional  conduct,  the standard is clear that if you are a Supervised
Person and have any doubt as to the appropriateness of any activity,  you should consult the CCO. In addition,  all Supervised Persons must report any violations of this Code  promptly to the CCO.  All  Supervised  Persons are subject to this
Code and adherence to the Code is a basic condition of employment or service.

     Following are the Standards of Business  Conduct of the Genworth  Companies
and the Trusts:

     A.  Comply with Laws, Rules and Regulations

     Supervised  Persons  must  comply  with all  laws,  rules  and  regulations applicable  to the  operations  and business of the Genworth  Companies  and the
Trusts. Supervised Persons should seek guidance whenever they are in doubt as to the  applicability  of any law,  rule or regulation  regarding any  contemplated course of action.

     As a  Supervised  Person,  you  must  comply  with all  applicable  Federal
Securities Laws. This means that Supervised Persons must not:

     o    Employ any device, scheme or artifice to defraud the Trusts, a Managed
          Account or any other client of the Genworth Companies in any manner

     o    to make any untrue  statement  of a  material  fact to the  Trusts,  a
          Managed Account or any other client of the Genworth Companies, or omit to state a material fact  necessary in order to make such a statement, in light of the circumstances under which it is made, not misleading

     o    engage in any act,  practice  or course of business  that  operates or would operate as a fraud or deceit on the Trusts, a Managed Account or any other client of the Genworth Companies

     o    engage in any  manipulative  practice  with  respect to the Trusts,  a
          Managed Account or any other client of the Genworth Companies.

     B. Avoid Conflicts of Interest

     Each Supervised Person should avoid any conflict of interest with regard to the Adviser and its  clients,  including  the Trusts.  A "conflict  of interest"
occurs when your private or personal  interest  interferes with the interests of the Adviser and/or the interests of its clients,  including the Trusts. You must disclose  any  conflict  of  interest  that  arises in a specific  situation  or transaction and resolve the conflict before taking any action.

     C. Place the Interests of Clients First

     All  Supervised  Persons must avoid  serving  their own personal  interests ahead of the interests of the Trusts or any Managed  Account.  Every  Supervised
Person  shall notify the CCO of any  personal  actual or  potential  conflict of interest  or other  relationship  which may  involve  the Trusts or any  Managed
Account,  such as the existence of any economic  relationship  between  personal transactions  and Securities  Held or to Be Acquired by any series of the Trusts or any Managed Account.

     D. Avoid  Taking  Inappropriate  Advantage  of the  Position of  Supervised
Person

     The receipt of investment opportunities,  perquisites or gifts from persons seeking business with the Genworth Companies,  the Trusts or any Managed Account
could call into  question  the  exercise of a  Supervised  Person's  independent judgment.  As a Supervised Person, you may not, for example,  use your knowledge of portfolio  transactions to profit from the market effect of such transactions or  accept  gifts of such  value  as to  potentially  impair  your  judgment  in selecting  brokers or other  vendors on behalf of the  Genworth  Companies,  the
Trusts or any Managed Account.  All Supervised Persons must also comply with the
Gift & Entertainment Policy, which is set forth in Part III of this Code.

     E. Avoid Misusing Corporate Assets

     In order to provide  services to its clients,  GFWM  contracts with various outside investment advisers to provide  recommendations that GFWM uses to invest its  clients'  assets in the Managed  Accounts and the Trusts.  These  portfolio recommendations  are proprietary  assets of those outside  advisers,  and become proprietary assets to GFWM upon receipt. As a Supervised Person, you may not use your knowledge of the portfolio  construction and transactions  effected by GFWM or a contracted outside adviser to perform portfolio  management duties for your own  account.  For  example,  a  Supervised  Person  might  violate this Code by
constructing  a  substantially   similar  portfolio  to  one  recommended  by  a
contracted outside adviser.

     F. Corporate Opportunities

     As a  Supervised  Person,  you  may  not  take  personal  advantage  of any opportunity  properly  belonging  to any  Managed  Account,  the  Trusts  or the
Adviser.  For  example,  you  should not  acquire  Beneficial  Ownership  in any security of limited  availability  without  first  offering the  opportunity  to purchase  such  security  to the  Adviser for the  relevant  Managed  Account or
Trusts.

     G. Undue Influence

     As a Supervised  Person,  you may not cause or attempt to cause any Managed
Account  or the  Trusts  to  purchase,  sell or hold  any  security  in a manner calculated  to create  any  personal  benefit  to you.  If you stand to  benefit materially from an investment  decision for a Managed Account or the Trusts, and you are  making  or  participating  in the  investment  decision,  then you must disclose  the  potential  benefit  to  those  persons  with  authority  to  make investment  decisions for the Managed  Account or the Trusts (or, if you are the
investment  person with authority to make  investment  decisions for the Managed
Account or the Trusts,  to the CCO). The person to whom you report the interest, in  consultation  with  the  CCO,  must  determine  whether  or not you  will be restricted in making or participating in the investment decision.

     H. Do Not Disclose Confidential Information

     Generally,  information  relating  to  the  investment  activities  of  the
Genworth  Companies,  the Trusts and any Managed Account is  confidential.  Such information  shall not be disclosed to any persons other than authorized  Access
Persons.  Consideration  of a particular  purchase or sale of a security for the
Trusts or any  Managed  Account  shall  not be  disclosed  except to  authorized persons,  as  appropriate.  As a  Supervised  Person,  you may obtain  nonpublic information  concerning  the Trusts or any Managed  Account and you must respect
the  confidential   nature  of  this  information  and  not  divulge  it  unless specifically authorized by the CCO.

     I. Conduct Your Personal  Securities  Transactions  in Full Compliance with this Code

     Doubtful  situations  should  be  resolved  in favor of the  Trusts  or any
Managed  Account.  Technical  compliance  with the  Code's  procedures  will not automatically insulate you from scrutiny with regard to any trades that indicate an abuse of fiduciary duties.

V.       Personal Investment Transaction Policies

     Laws and ethical  standards  impose duties on the Genworth  Companies,  the
Trusts and their Access Persons to avoid conflicts of interest  between personal investment transactions and the transactions that the Genworth Companies make on behalf  of  their  clients.  In view of the  sensitivity  of this  issue,  it is important to avoid even the appearance of  impropriety.  The following  personal investment  transaction  policies are designed to reduce the  possibilities  for such actual or apparent conflicts and/or inappropriate appearances, while at the same time, preserving reasonable  flexibility and privacy in personal securities transactions.  Except as otherwise  noted,  restrictions on personal  investment transactions apply to all Access Persons.

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              RESTRICTIONS ON THE PERSONAL INVESTMENT TRANSACTIONS
                                OF ACCESS PERSONS
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Prohibited Activities -

As an Access Person, unless you are specifically excepted below, you may not:
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     o    Purchase or sell, directly or indirectly,  for your own account or for any account in which you may have a beneficial interest:

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          o    any  security  that the  Adviser  is  buying or  selling  for its clients,  including the Trusts or any Managed Account, until such buying or selling is effected or canceled; or

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          o    any security that to your knowledge is actively Being  Considered for  Purchase or Sale by the Adviser for its  clients,  including the Trusts or any Managed Account.

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     o    Purchase or sell any Reportable Security which, to your knowledge,  is being purchased or sold or is Being Considered for Purchase or Sale by the Adviser or the  sub-advisers for the Trusts or any Managed Account until one day after the Trusts or Managed Accounts have effected their acquisition or sale program.  This restriction is known as a "Same-Day
          Blackout  Period." For exceptions to this  prohibition,  see the table below.

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     o    Engage in any conduct or trading  activity  with respect to a Security
          Held or to Be Acquired  by the Trusts or any  Managed  Account if that conduct would defraud the Trusts or Managed  Accounts or be (or appear to be) a  manipulative  practice with respect to the Trusts or Managed
          Accounts,  including  the  market
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              RESTRICTIONS ON THE PERSONAL INVESTMENT TRANSACTIONS
                                OF ACCESS PERSONS
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          timing of Trusts'  shares or short  selling a security when it is held long by any Trust or Managed Account.

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     o    Engage in excessive  short-term trading of shares of Reportable Funds.
          If you  purchase  and sell shares of a  Reportable  Fund that you have held for less than 30 days, you will be subject to a compliance review in which you will be required to document  that you were not  involved in market-timing activity.

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Required  Permission - As an Access Person,  you must obtain prior approval from the CCO in writing:

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     o    Before purchasing or selling a Reportable  Security if you are a Level
          1 Access Person.

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          o    As a Level 1 Access Person, you must obtain written  pre-approval for all Reportable Security transactions.  Upon receiving written approval,  you will have one day to  effect  the  trade,  or such other time period deemed  appropriate by the CCO. Should you fail to effect the trade  during  pre-approval  period,  the  approval period  will  expire,  and you must obtain  written  pre-approval again before  effecting  the  transaction.  The CCO may refuse to authorize any  transaction in a Reportable  Security by a Level 1
               Access Person without disclosing the reason for the refusal.

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     o    Before directly or indirectly  acquiring a Beneficial Ownership in any security in an Initial Public Offering or a Limited Offering.

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              EXCEPTIONS TO PROHIBITED PURCHASES FOR ACCESS PERSONS
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The Same-Day Blackout Period does not apply to:
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     o    Independent Trustees

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     o    Purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control

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     o    Purchases or sales of securities that are not eligible for purchase or sale by the Trusts or any Managed Account

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     o    Purchases  or sales that are not based on the  decision  of the Access
          Person

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              EXCEPTIONS TO PROHIBITED PURCHASES FOR ACCESS PERSONS
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     o    Purchases that are part of an Automatic Investment Plan

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     o    Purchases  effected  upon  exercise of rights  issued by an issuer pro rata to all holders of a class of securities,  to the extent that such rights were acquired from such issuer

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     o    Purchases  or sales  not  otherwise  exempt  that  receive  the  prior approval of the CCO because they are only remotely potentially harmful to the Trusts or Managed  Accounts.  A purchase  or sale that would be only  remotely  potentially  harmful to the Trusts is one that is very unlikely  to affect a highly  institutional  market or is clearly  not related  economically to the securities to be purchased,  sold or held for the account of the  Trusts.  In granting  such  approval,  the CCO shall  determine  that you are not trading upon any special  knowledge acquired by virtue of your position

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     o    Purchases or sales of shares of a Trust

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Exceptions to Pre-clearance for Level 1 Access Persons:

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     o    Investments  made in Managed Accounts or the Trusts for which you have no direct influence or control over the securities purchased or sold

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     o    Purchases or sales of  securities  that do not meet the  definition of
          Reportable Security

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     o    Securities issued by Genworth Financial

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     o    Exercising corporate stock options

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     o    Purchasing or selling options on broad-based indices

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     o    Exercise  activity  that is related to the  purchase  of a  previously pre-approved options contract

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     o    Any  acquisition  of securities  through the exercise of rights,  as a result of corporate actions, as gifts or an inheritance

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VI.      Reporting Requirements of Access Persons

     The Genworth  Companies and the Trusts will identify all Access Persons who are required to make reports and will inform you of your reporting  obligations.
Every Access  Person must submit to the CCO the following  reports,  except with respect to  transactions  effected for, and Reportable  Securities  held in, any account over which the Access Person has

no direct or indirect influence or control, or if the Access Person is otherwise excepted  below.  The  required  content of each report is  described  in detail following the table below.

------- --------------------------------------------------------------------------------------

        REPORTS REQUIRED TO BE SUBMITTED BY ACCESS PERSONS*
------- ------------------ ------------------------- -----------------------------------------

         Name of Report    When Must the Report be   Exceptions from Reporting Requirements**
                                  Submitted?
------- ------------------ ------------------------- -----------------------------------------

1.      List of Accounts   No later than 10 days     None
                           after you become an
                           Access Person
------- ------------------ ------------------------- -----------------------------------------

2.      Initial Holdings   No later than 10 days     None
        Reports            after you become an
                           Access Person
------- ------------------ ------------------------- -----------------------------------------

3.      Quarterly          No later than 30 days     You need not make a Quarterly Transaction
        Transaction        after the end of a        Report:
        Reports            calendar quarter
                                                     o    For transactions effected pursuant
                                                          to an Automatic Investment Plan.

                                                     o    (i)  If the Quarterly Transaction
                                                          Report would duplicate information
                                                          contained in broker trade
                                                          confirmations or account statements
                                                          received by the CCO for the relevant
                                                          quarter no later than 30 days after
                                                          the end of the calendar quarter;

                                                          (ii)  All of the information
                                                          required to be in the Quarterly
                                                          Transaction Report is contained in
                                                          the broker trade confirmations or
                                                          account statements or in the records
                                                          of the Genworth Companies or the
                                                          Trusts; and

                                                          (iii)  You regularly certify that
                                                          these
------- ------------------ ------------------------- -----------------------------------------

------- ------------------ ------------------------- -----------------------------------------

* Any report  required by this  section may contain a statement  that the report will not be  construed  as an  admission  that you have any  direct or  indirect beneficial ownership in the Reportable Security to which the report relates.

** If you are an Independent  Trustee,  you need not submit an Initial  Holdings
Report or Annual  Holdings  Report if you would be  required  to do so solely by reason of being a Trustee  of the  Trusts.  In  addition,  you need not submit a
Quarterly  Transaction Report if you would be required to do so solely by reason of being a Trustee of the Trusts,  unless you knew or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the
15 day period  immediately  before or after  your  transaction  in a  Reportable
Security,  one of the  series of the  Trusts  purchased  or sold the  Reportable
Security or one of the series of the Trusts or the Adviser considered purchasing or selling the Reportable  Security.  Independent  Trustees are also exempt from submitting a List of Accounts and the Annual Certification reports.

------- --------------------------------------------------------------------------------------

        REPORTS REQUIRED TO BE SUBMITTED BY ACCESS PERSONS*
------- ------------------ ------------------------- -----------------------------------------

         Name of Report    When Must the Report be   Exceptions from Reporting Requirements**
                                  Submitted?
------- ------------------ ------------------------- -----------------------------------------
                                                          confirmations and account statements
                                                          do not omit any reportable
                                                          transactions.

------- ------------------ ------------------------- -----------------------------------------
4.      Annual Holdings    Annually, by the date     You need not make an Annual Holdings
        Reports            specified by the CCO      Report:
                           (the information must
                           be current as of a date   o    (i)  If the year-end account
                           no more than 30 days           statement received by the CCO for
                           before the report is           purposes of the Quarterly
                           submitted)                     Transaction Reporting includes a
                                                          list of current holdings;

                                                          (ii)  All of the information
                                                          required to be in the Annual
                                                          Holdings Report is  contained in the
                                                          year-end account statement; and

                                                          (iii)  You annually certify that the
                                                          account statement includes all
                                                          Reportable Securities and Reportable
                                                          Funds.
------- ------------------ ------------------------- -----------------------------------------

5.      Annual             Annually                  None
        Certification of
        Compliance with
        this Code
------- ------------------ ------------------------- -----------------------------------------

     Following is a description of the specific  information that Access Persons must include in the reports that are listed in the table above.

1.       List of Accounts--A list that must include:

     o    Persons in your household who are considered  "covered persons," which includes a spouse, domestic partner, resident parent or child; and

     o    Brokerage or other accounts  maintained by you or such covered persons in which securities are held or traded,  including accounts managed on a discretionary  basis. With respect to such  discretionary  accounts, you must provide (i) a copy of the investment  advisory  agreement for the account, and (ii) all other reports set forth below.

2.   Initial  Holdings  Report--This report must be current as of a date no more than 45 days prior to the date you become an Access Person and must include:

     o    Information about any Reportable  Security in which you had any direct or indirect  Beneficial  Ownership as of the date you became an Access
          Person,  including the title and type of security; the exchange ticker symbol or CUSIP number,  as  applicable;  and the number of shares and the principal amount;

     o    The name of any  broker,  dealer or bank with whom you  maintained  an account in which any Reportable  Securities  were held for your direct or indirect benefit as of the date you became an Access Person; and

     o    The date on which you submit the report.

3.   Quarterly Transaction  Report--This report must  be submitted no later than
30 days after the end of any calendar  quarter in which either of the  following two  transactions  occur and must  cover all  transactions  effected  during the relevant calendar quarter:

     a)  Any transaction in a Reportable Security of which you had any direct or indirect Beneficial Ownership. In this instance, the report must include:

     o    The date of the transaction;  the title; the exchange ticker symbol or
          CUSIP number,  as applicable;  the interest rate and maturity date, if applicable;  the  number of shares  and the  principal  amount of each
          Reportable Security involved;

     o    The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

     o    The price of the  Reportable  Security  at which the  transaction  was effected;

     o    The name of the  broker,  dealer  or bank  with or  through  which the transaction was effected; and

     o    The date on which you submit the report.

     b) Any  account in which any  securities  are being held for your direct or indirect benefit. In this instance, the report must include:

     o    The name of the broker,  dealer or bank with whom you  established the account;

     o    The date the account was established; and

     o    The date on which you submit the report.

4.   Annual Holdings Report--This report  must  be current  as of a date no more than 45 days prior to the date that it is submitted and must include:

     o    Information about any Reportable Security in which you have or had any direct or indirect Beneficial Ownership,  including the title and type
          of  security;   the

          exchange ticker symbol or CUSIP number,  as applicable;  the number of shares and the principal amount;

     o    The name of any  broker,  dealer  or bank with  whom you  maintain  an account in which any Reportable Securities are held for your direct or indirect benefit; and

     o    The date on which you submit the report.

5.   Annual Certification of Compliance  with this Code  (Appendix A) - You must certify annually that you have:

     o    Read and  understood  this Code and recognize that they are subject to its requirements;

     o    Complied with the requirements of this Code; and

     o    Reported all personal  transactions in Reportable  Securities required to be reported by this Code.

                        WEALTH MANAGEMENT CODE OF ETHICS

                                       OF

                      GENWORTH FINANCIAL WEALTH MANAGEMENT

                  ALL MUTUAL FUND FAMILIES LISTED IN EXHIBIT A

                        GENWORTH FINANCIAL TRUST COMPANY

                          CAPITAL BROKERAGE CORPORATION

Part II.          Policy Prohibiting Insider Trading

     This Policy  Prohibiting  Insider  Trading is  designed to prevent  insider trading and the misuse of nonpublic information,  as required by section 204A of the  Advisers  Act.  All  defined  terms  are  presented  in bold and  should be referenced  back to  Section  III of Part I of the  Code.  The  laws  concerning insider trading generally prohibit:

     o    The purchase or sale of securities by an insider,  while in possession of material nonpublic information;

     o    The  purchase  or  sale  of  securities  by a  non-insider,  while  in possession of material nonpublic information which was misappropriated or disclosed to the  non-insider  in violation of an insider's duty to keep the information confidential; and

     o    The communication of material nonpublic  information in violation of a confidentiality obligation where the information leads to the purchase or sale of securities.

     The term "insider trading" is generally used to refer to (i) a person's use of material nonpublic information in connection with transactions in securities, or (ii) certain  communications of material nonpublic  information.  This policy applies to trades made by Access Persons in personal  accounts as well as trades made on behalf of clients of the Genworth  Companies,  including  the Trusts and any Managed Account.  The Genworth  Companies and the Trusts require that Access
Persons  obey  the  law  and  not  trade  on the  basis  of  material  nonpublic information.  In  addition,  Access  Persons  are  discouraged  from  seeking or
knowingly  obtaining  material  nonpublic   information  about  publicly  traded
companies.  To find out if this  policy  applies  to you,  see the  sub-sections below:

     A. Who is an Insider?

     The concept of "insider"  is broad.  It includes  the  officers,  trustees, employees  and  majority  shareholders  of a company.  In  addition,  you can be considered a "temporary  insider" of a company if you enter into a  confidential relationship in the conduct of the company's affairs and as a result,  are given access to company  information  that is  intended  to be used solely for company purposes.  Analysts are usually not  considered  insiders of the companies  that they  follow,  although  if an analyst is given  confidential  information  by a company's  representative  in

a  manner  which  the  analyst  knows  or  should  know to be a  breach  of that representative's  duties to the  company,  the analyst may be deemed a temporary insider.

     B. What is Material Information?

     Information  is  material  if  there  is a  substantial  likelihood  that a reasonable  investor  would  consider  it  important  in  making  an  investment decision.  To fulfill the materiality  requirement,  there must be a substantial likelihood  that a fact would have been  viewed by the  reasonable  investor  as having  significantly  altered the total mix of information  made available.  No simple  "bright-line" test exists to determine whether  information is material.
Because assessments of materiality are highly  fact-specific,  you should direct any questions regarding the materiality of information to the CCO.

     It is impossible to create an exhaustive  list of the types of  information or events that would be material in all  circumstances.  However,  the following items are some types of information or events that should be reviewed  carefully to determine whether they are material:

     o    earnings information, estimates or results;

     o    mergers,  acquisitions,  tender  offers,  joint ventures or changes in assets;

     o    new products or discoveries,  or developments  regarding  customers or suppliers (e.g., the acquisition or loss of a contract);

     o    changes in control or in management;

     o    change in  auditors  or  auditor  notification  that the issuer may no longer rely on an auditor's audit report;

     o    events regarding the issuer's  securities -- e.g.,  defaults on senior securities,  calls of securities  for  redemption,  repurchase  plans, stock  splits  or  changes  in  dividends,  changes  to the  rights of security  holders,  public or private sales of additional  securities;
          and

     o    bankruptcies or receiverships.

     C. What is Nonpublic Information?

     Information is nonpublic if it has not been disseminated in a manner making it available to investors  generally.  For example,  information  contained in a report filed with the SEC, a press release, or other press report appearing in a publication (including a website) of general circulation (i.e.,  Bloomberg,  The
Wall  Street  Journal,  Reuters,   Associated  Press,  etc.)  would  usually  be
considered  generally available to the public.  Limited disclosure does not make the information public.

     D. Not Certain if You Have "Inside" Information?

     If you have any doubts  about  whether you are in  possession  of material, nonpublic information, consult the CCO.

     If you think that you may have access to material,  nonpublic  information, you should take the following steps:

     o    Report the information and any proposed trade immediately to the CCO.

     o    Do not  purchase  or sell the  securities  on  behalf of  yourself  or others, including the Trusts or any Managed Accounts.

     o    Do not  communicate  the  information  to any other employee or person other than the CCO.

     o    After the CCO has reviewed the issue,  the CCO will determine  whether the information is material and non-public and, if so, what action you and the Genworth Companies should take.

     E. Penalties for Insider Trading

     The  penalties  for  trading  on  or   communicating   material   nonpublic
information  are  severe,  both for the  individuals  involved  in the  unlawful conduct  and  for  their  employers.  You can be  subject  to some or all of the penalties  set  forth  below  even if you do not  personally  benefit  from  the violation. Penalties include:

     o    administrative penalties;

     o    civil injunctions;

     o    disgorgement of profits;

     o    substantial fines;

     o    criminal penalties and/or jail sentences; and

     o    serious  disciplinary  measures  imposed  by  the  Trusts  and/or  the
          Genworth Companies, including dismissal.

     F. Serving as an Officer or Director of a Publicly Traded Company

     Because  officers,  directors or trustees of a publicly traded company have special  information about that company,  the Genworth  Companies and the Trusts require the CCO's approval before any of their Trustees,  directors, officers or employees  may agree to serve as an officer  or  director  of a publicly  traded company. The CCO will design appropriate procedures to mitigate any conflicts of
interest  and  any  potential   insider   trading  issues   depending  upon  the
requirements of each individual situation.

                        WEALTH MANAGEMENT CODE OF ETHICS

                                       OF

                      GENWORTH FINANCIAL WEALTH MANAGEMENT

                  ALL MUTUAL FUND FAMILIES LISTED IN EXHIBIT A

                        GENWORTH FINANCIAL TRUST COMPANY

                          CAPITAL BROKERAGE CORPORATION

Part III.         Gift & Entertainment Policy

     The  Genworth  Companies  and the Trusts have  jointly  adopted this Gift &
Entertainment  Policy.  The purpose of this  Policy is to ensure  that  Genworth
Companies'  personnel,  in  carrying  out their  respective  duties:  (i) act in accordance with the highest ethical  standards;  (ii) meet all applicable  legal and regulatory  requirements with respect to the giving and receipt of gifts and entertainment;  and (iii) avoid any actual or  potential  conflicts  of interest that may result from the giving or receipt of gifts or entertainment.

     For  purposes  of  this  Policy,  the  distinction  between  a  "gift"  and
"entertainment" is an important one. Generally,  as used throughout this Policy, the term  "gift"  refers to all  items  that are  accepted  from or given to any person as a result of a primarily business  relationship.  "Entertainment" means any event,  meal or activity whose primary  purpose is  business-related  and is offered by and  attended  by a person  who  himself/herself  or through  his/her employer or affiliate has a current or prospective  business  relationship  with
Genworth or the  Trusts.  If the person or entity  paying for the  entertainment does not have a person or representative attend the event, the event constitutes a "gift" subject to the gift policy.

I.       Applicable Laws and Regulations

     As an  investment  adviser,  GFWM  owes  general  fiduciary  duties  to its advisory  clients  (such as the  Trusts)  that  are  relevant  when  considering
Genworth's  receipt of gifts and/or  entertainment.  As a broker-dealer,  CBC is also subject to FINRA  conduct rules that govern the giving and receipt of gifts and  entertainment as outlined in CBC's Written  Supervisory  Procedures  manual
(the "CBC  Manual").  Nothing in this policy  shall  contradict  or override the provisions of the CBC Manual as they relate to Gifts and Entertainment.

FINRA  has  adopted  rules  governing  the  giving  and  receipt  of  gifts  and entertainment. The NASD conduct rules are focused on the compensation of sellers of mutual fund shares,  but are relevant  because they are viewed as a model for gift issues in other areas.  Broker-dealers  are prohibited by NASD Conduct Rule
2830 (Rule 2820 for variable  annuity funds) from directly or indirectly  paying
or  accepting   "non-cash"   compensation   in  connection  with  the  sale  and
distribution  of  investment  company  securities,  except  that  the  following non-cash compensation arrangements are permitted:

     o    gifts that do not  exceed an annual  amount of $100 per person and are not

          preconditioned on achievement of a sales target;

     o    an occasional  meal, a ticket to a sporting  event or the theater,  or comparable entertainment which is neither so frequent nor so extensive as to raise any question of  propriety  and is not  preconditioned  on achievement of a sales target; and

     o    training/education  meeting expenses for associated persons of a FINRA member,  provided that certain recordkeeping and approval requirements are met,  the location is  appropriate  to the purpose of the meeting, the payment or  reimbursement is not applied to the expenses of guests of the  associated  person;  and the payment or  reimbursement  by the offeror is not preconditioned on the achievement of a sales target.

     Conduct Rule 3060  prohibits any FINRA member or person  associated  with a member, directly or indirectly,  from giving anything of value in excess of $100 per year to any officer, director,  employee or agent of another firm where such payment is in relation to the business of the  recipient's  employer.  The FINRA staff has  stated  that  Conduct  Rule 3060 does not limit  "ordinary  and usual business  entertainment"  such as when a FINRA member or its associated  persons are hosting  clients and their guests at an  occasional  meal,  sporting  event, theater production or comparable  entertainment event, "so long as it is neither so frequent nor so extensive as to raise any question of propriety."

     In addition,  the Investment Company  Institute's  Advisory Group Report on
Personal  Investing has  recommended  that mutual fund codes of ethics  prohibit
"investment  personnel" (those responsible for managing the fund's  investments)
from  receiving  any gift or other  thing of more than de minimis  value  (e.g., pens,  notepads,  etc.) from any person or entity that does  business with or on behalf of the fund.  This  recommendation  was intended to parallel NASD Conduct
Rule 2830, and to avoid potential conflicts of interest.

II.      Policy

     A. General Prohibitions

     No employee of the  Genworth  Companies  may accept or provide any gifts or business entertainment relating to Genworth Companies' business unless permitted
in  this  Policy.   Before   accepting   or  providing   any  gift  or  business
entertainment,  all  employees  should use their  judgment and consider  whether their giving or receipt of such gift or  entertainment  is consistent  with both the letter and the objectives of this Policy. If a Genworth Company employee has any questions as to the  propriety of a specific gift or business  entertainment event, the employee should contact the CCO prior to acceptance.

     As a matter of general policy,  Genworth  Company  personnel are prohibited from:

     1.   Giving or receiving any gift or entertainment that is conditioned upon any future or continuing business relationship with a Genworth Company or the Trusts or a Managed Account.

     2.   Soliciting any gifts or entertainment.

     3.   Accepting cash gifts.

     B. Limitations on Receipt of Gifts

     Genworth  Company  personnel are prohibited  from accepting any gift with a value  greater than $100 per person per year from any person or entity that does business with the Trusts,  a Managed Account or a Genworth  Company or where the
Genworth  Company has the power to directly or indirectly  spend client funds to hire the person or entity,  or  recommend  that the person or entity be hired or engaged.

     C. Limitations on Entertainment

     Genworth personnel may receive or participate in "reasonable and customary"
business  entertainment  such as an  occasional  meal,  round of golf,  sporting event,  theater production or comparable  entertainment  event, so long as it is neither so frequent nor so extensive as to raise any question of impropriety. As a  general  guideline,  entertainment  provided  more  frequently  than once per quarter  would likely not be  considered  "reasonable  and  customary"  business entertainment.  Employees  must receive  written  approval from the CCO prior to accepting any business entertainment that is valued at greater than $250. If the
person   providing  the   entertainment   is  not  present  at  the  event,  the
entertainment  is  considered  a gift and is  subject to the $100 per person per year limitation.

III.     Compliance Procedures

     A. Providing Policy to Employees

     Genworth  will  provide  each  employee  with a copy  of this  Policy  upon commencement of their employment and periodically thereafter.

     B. Annual Certification

     Each Genworth  Company employee will certify annually that the employee has received,  understands  and is in  compliance  with  the  policy  or,  if not in compliance, shall provide a relevant explanation of the circumstances.

                        WEALTH MANAGEMENT CODE OF ETHICS

                                       OF

                      GENWORTH FINANCIAL WEALTH MANAGEMENT

                  ALL MUTUAL FUND FAMILIES LISTED IN EXHIBIT A

                        GENWORTH FINANCIAL TRUST COMPANY

                          CAPITAL BROKERAGE CORPORATION

Part IV.          Ombudsperson Procedures

     The purpose of these  procedures is to inform all employees of the Genworth
Companies of the  availability of raising  integrity  concerns or any Reportable
Issues  within  the  Genworth  Companies.  For  purposes  of  these  Procedures,
"Reportable  Issues"  include,  but  are  not  limited  to,  issues  related  to accounting,  internal controls or financial reporting for the Trusts; violations of applicable laws,  rules or regulations;  violations of this Code of Ethics of the  Genworth  Companies  and the  Trusts;  and any  other  unethical  behavior;
"Interested  Persons"  as used  herein,  means  all  employees  of the  Genworth
Companies.

     No retaliation against employees will be permitted for good faith reporting of relevant concerns regarding Reportable Issues.

I.       Submission of Complaints

     Employees  are  required  to  report to the Chief  Compliance  Officer  any
Reportable Issue that constitutes a violation of this Code of Ethics.  Employees are urged report any  potential  Reportable  Issue or integrity  concern and are directed to report this issue  locally  within their  business  segment to their supervisor or manager.  Employees may also report a concern to any member of the
Compliance  team or internal  Legal  counsel.  The employee may also utilize the
Ombudsperson  office  at  Genworth  Financial  to  anonymously  submit  concerns surrounding a Reportable  Issue. All submissions to the Ombudsperson  Office, as well  as any  follow-up  communications,  will be  handled  through  the  proper channels and dealt with on confidential basis, if an employee so desires.

II.      Reporting of Submissions

     Issues related to accounting,  internal controls or financial reporting for a Trust shall be reported to members of the Audit  Committee of the Trust within a  reasonable  period of time,  but in no event  later  than the next  regularly scheduled meeting of the Board, whichever occurs first. The Board shall consider any such complaints and take action that the Audit Committee, in its discretion, deems appropriate.

III.     Publication and Amendment of Procedures

     These  Procedures  shall  be  made  readily  accessible  to all  Interested
Persons.  The Board of Trustees of each Trust shall approve these Procedures and any amendments hereto.

IV.      Contact Information

Online:  OmbudsOffice.Genworth@genworth.com  (Individuals  who  wish  to  remain anonymous  should contact the Genworth  ombudsperson  using the telephone number identified below.)

Telephone:  1-(888)-251-4332

Address:  Ombudsperson, 6620 West Broad Street, Richmond, VA, 23230.

                                    EXHIBIT A

The following mutual fund families are currently  advised by Genworth  Financial
Wealth Management:

                                 AssetMark Funds

                    Genworth Financial Asset Management Funds

                        Genworth Variable Insurance Trust